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TMNG GLOBAL REPORTS 2011 THIRD QUARTER RESULTS

Overland Park, KS – November 10, 2011 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and software solutions to global leaders in the communications, digital media, and technology industries, reported financial results for its 2011 third quarter ended October 1, 2011.

“Our performance in the third quarter reflects the impact of macroeconomic uncertainty on the timing and levels of corporate spending, and the lack of visibility created by these conditions is currently expected to persist at least through the end of the year,” said Richard Nespola, TMNG Global Chairman and CEO.  “While the weaker revenue environment creates challenges, we continue to operate a lean business and maintain a solid cash position.  From a revenue perspective we are focused on building our opportunities pipeline with key products and offerings.  We maintain strong, long-term relationships with large telecom carriers, our Ascertain and SmartXchange software solutions continue to show traction in the U.S. market, and we are establishing a solid consulting and solutions foundation in the important areas of cable transformation and cloud computing.  All of these strengths support our ability to work through the current uncertainty and drive revenue opportunities as the macro picture clears.”

Financial Results for the Thirteen Weeks Ended October 1, 2011
Revenues in the third quarter of 2011 were $15.5 million, compared to $16.4 million in the third quarter of 2010 and $17.1 million in the second quarter of 2011.  Strength in management consulting engagements for North America telecommunications carriers was more than offset by declines in other practice areas on a year-over-year basis.

During the quarter, TMNG’s gross margin was 35.9%, compared with 37.9% in the third quarter of 2010 and 39.4% in the second quarter of 2011.

TMNG Global reported a net loss of ($0.8) million on a GAAP basis, or ($0.11) per diluted share for the third quarter of 2011, compared with a net loss of ($0.7) million, or ($0.10) per diluted share, for the third quarter of 2010. After adjusting for the after tax impact of net realized losses or gains on auction rate securities, depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net loss was ($0.5) million, or ($0.07) per diluted share during the third quarter of 2011.  The comparable non-GAAP adjusted net income for the third quarter of fiscal 2010 was $0.1 million, or $0.01 per diluted share.

Cash and cash equivalents totaled $10.1 million as of October 1, 2011 as compared to $6.8 million as of January 1, 2011.

Financial Results for the Thirty-Nine Weeks Ended October 1, 2011
For the thirty-nine weeks ended October 1, 2011, revenues were $49.5 million, compared with $50.8 million in the comparable period of fiscal year 2010.  TMNG Global’s gross margin was 37.6% during the thirty-nine weeks ended October 1, 2011, compared with 38.3% in the comparable period of fiscal year 2010.

Net loss for the thirty-nine weeks ended October 1, 2011 was ($3.0) million or ($0.43) per diluted share, compared with a net loss of ($2.0) million or ($0.28) per diluted share in the comparable period of fiscal year 2010.  Non-GAAP adjusted net loss, adjusted for the after tax impact of net realized losses or gains on auction rate securities, depreciation and amortization expense, and share-based compensation expense, was approximately ($1.4) million, or ($0.19) per diluted share, for the thirty-nine weeks ended October 1, 2011.  The comparable non-GAAP adjusted net income for the thirty-nine weeks ended October 2, 2010 was $0.5 million or $0.06 per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.

Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2011 third quarter results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for 90 days. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10005818, through November 17, 2011.

About TMNG Global
TMNG Global (NASDAQ: TMNG) is a premier provider of professional services to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of more than 600 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1200 communications clients worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Revenues	$15,472	$16,384	$49,542	$50,814

Cost of services	9,925	10,171	30,927	31,356

Gross Profit	5,547	6,213	18,615	19,458

Operating Expenses:
Selling, general and administrative	6,261	6,558	20,776	20,433
Intangible asset amortization	71	340	496	1,061
Total operating expenses	6,332	6,898	21,272	21,494
Loss from operations	(785)	(685)	(2,657)	(2,036)
Other income (expense)	10	-	(269)	150
Loss before income taxes	(775)	(685)	(2,926)	(1,886)
Income tax provision	(30)	(38)	(90)	(87)
Net loss	$(805)	$(723)	$(3,016)	$(1,973)

Net loss per common share:
Basic and diluted	$(0.11)	$(0.10)	$(0.43)	$(0.28)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,085	7,062	7,079	7,043

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 1,	January 1,
	2011	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,142	$6,786
Accounts receivable, net	16,252	16,531
Prepaid and other current assets	900	1,173
Total current assets	27,294	24,490

NONCURRENT ASSETS:
Property and equipment, net	1,785	1,983
Goodwill and intangible assets, net	8,030	8,489
Noncurrent investments	-	5,926
Other assets	204	207
Total Assets	$37,313	$41,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,243	$995
Accrued payroll, bonuses and related expenses	4,119	5,087
Deferred revenue	368	860
Other accrued liabilities	1,367	1,453
Total current liabilities	7,097	8,395

NONCURRENT LIABILITIES:
Deferred income tax liabilities	336	246
Other noncurrent liabilities	697	737
Total noncurrent liabilities	1,033	983

Total stockholders’ equity	29,183	31,717
Total Liabilities and Stockholders’ Equity	$37,313	$41,095

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(805)	$(723)	$(3,016)	$(1,973)

Realized loss (gain) on auction rate securities	-	50	312	(6)
Depreciation and amortization	285	683	1,143	2,076
Non-cash share based compensation expense	3	61	104	258
Tax effect of applicable non-GAAP adjustments	30	30	90	98
Adjustments to GAAP net loss	318	824	1,649	2,426

Non-GAAP adjusted net income (loss)	$(487)	$101	$(1,367)	$453

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.11)	$(0.10)	$(0.43)	$(0.28)

Realized loss (gain) on auction rate securities	-	0.00	0.05	(0.00)
Depreciation and amortization	0.04	0.10	0.16	0.29
Non-cash share based compensation expense	0.00	0.01	0.02	0.04
Tax effect of applicable non-GAAP adjustments	0.00	0.00	0.01	0.01
Adjustments to GAAP net loss per diluted common share	0.04	0.11	0.24	0.34

Non-GAAP adjusted net income (loss) per diluted common share	$(0.07)	$0.01	$(0.19)	$0.06

Weighted average shares used in calculation of diluted net income (loss) per common share	7,085	7,062	7,079	7,043

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